UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2017
SELECT COMFORT CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

9800 59th Avenue North, Minneapolis, MN 55442
(Address of principal executive offices)    (Zip Code)

(763) 551-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act.                                             ☐

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
On May 17, 2017, the Board of Directors of Select Comfort Corporation (the “Company”) adopted an amendment (the “Amendment”) to the Restated Bylaws of Select Comfort Corporation (Amended and Restated Effective as of December 15, 2010) (the “Bylaws”).
The Amendment became effective immediately on its adoption and, consistent with Minnesota corporate law, permits the President of the Company to elect or appoint officers of the Company other than the Chief Financial Officer, which includes setting the term of office for such elected or appointed officers. In addition to the codification of the President’s ability to elect or appoint officers other than the Chief Financial Officer, the Amendment clarifies that the Board of Directors sets the compensation of the executive officers of the Company. The Amendment includes certain other ministerial, section numbering, clarifying and conforming revisions.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Company’s Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated by reference herein.
ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
The Company held its 2017 Annual Meeting of Shareholders (the “Annual Meeting”) on May 17, 2017. At the Annual Meeting, 39,603,446 shares of common stock (constituting 94.73% of the outstanding shares), were represented in person or by proxy. The final results of the shareholder votes regarding each proposal are set forth in the following tables:
Proposal 1. Election of Directors
Kathleen L. Nedorostek, Vicki A. O’Meara, Michael A. Peel and Jean-Michel Valette were each elected by shareholders for three-year terms expiring at the 2020 Annual Meeting, or until their successors are elected and qualified, in accordance with the following voting results:

Nominees	For	Withheld	Broker Non-Votes
Kathleen L. Nedorostek	35,354,996	1,525,773	2,722,677
Vicki A. O’Meara	36,297,426	583,343	2,722,677
Michael A. Peel	35,314,260	1,566,509	2,722,677
Jean-Michel Valette	35,329,056	1,551,713	2,722,677

Proposal 2. Advisory Vote on Named Executive Officer Compensation

The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers as outlined in the Company’s proxy statement has been approved by shareholders in accordance with the following voting results:

For	Against	Abstain	Broker Non-Votes
36,363,263	211,576	305,930	2,722,677

Proposal 3. Advisory Vote to Approve the Frequency of Future Advisory Votes on Executive Compensation

On the advisory vote on the frequency of future advisory votes on executive compensation, shareholders voted as follows:

Every Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
33,339,016	33,061	3,194,205	314,487	2,722,677

In accordance with the result of the advisory vote on the frequency of future advisory votes on executive compensation, the Company intends to continue to conduct an advisory vote on executive compensation on an annual basis.

Proposal 4. Ratification of Selection of Independent Registered Public Accounting Firm

The proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year was approved by shareholders in accordance with the following voting results.

For	Against	Abstain	Broker Non-Votes
39,528,984	34,554	309,908	---

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description of Exhibit
3.1	Restated Bylaws of Select Comfort Corporation (Amended and Restated Effective as of May 17, 2017).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION
(Registrant)

Dated: May 22, 2017	By: /s/ Mark A. Kimball
Name: Mark A. Kimball
Title: Senior Vice President

SELECT COMFORT CORPORATION
CURRENT REPORT ON FORM 8-K
EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
3.1	Restated Bylaws of Select Comfort Corporation (Amended and Restated Effective as of May 17, 2017).	Filed herewith

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